UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14C-101)

SCHEDULE 14C INFORMATION

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

STERLING GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(a) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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STERLING GOLD CORP.

SUITE 4240 • 2101 ROSECRANS AVE.

EL SEGUNDO • CALIFORNIA • 90245

Notice of Action by Written Consent

To all Stockholders of Sterling Gold Corp.:

I am writing to inform you that the Board of Directors of Sterling Gold Corp. (the “Company”) and holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote on the matter set forth herein, have approved the following corporate action by written consent in lieu of a meeting pursuant to Section 78.320 of the Nevada Revised Statutes:

The Articles of Incorporation of the Company shall be amended to change the name of the Company from “Sterling Gold Corp.” to “iDcentrix, Inc.” The officers of the Company are hereby authorized, each individually, to make such filings with the Secretary of State for the State of Nevada to effect the above amendment to the Articles of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

This Information Statement, which describes the above corporate action in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed there under. Pursuant to Rule 14c-2 under the Exchange Act, this corporate action will not be effective until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company. We anticipate that the name change will be effective on March 10, 2008, which is the business day of the expiration of the aforementioned twenty (20) day period, or as soon thereafter as practicable.

By Order of the Board of Directors,

Francine Dubois

Chief Executive Officer

El Segundo, California

February 19, 2008

STERLING GOLD CORP.

SUITE 4240 • 2101 ROSECRANS AVE.

EL SEGUNDO • CALIFORNIA • 90245

Information Statement

February 19, 2008

This Information Statement is being mailed to the stockholders of Sterling Gold Corp., a Nevada corporation (hereinafter referred to as the “Company”), on or about February 19, 2008 in connection with the corporate action described below. The Company’s board of directors (the “Board”) and holders (collectively, the “Consenting Stockholders”) of a majority of the issued and outstanding shares of common stock (the “Common Stock”) of the Company entitled to vote on the matter set forth herein have approved such matter. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as February 15, 2008 (the “Record Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CORPORATE ACTIONS

The Nevada Revised Statutes permit the holders of a majority of the shares of the Company’s outstanding Common Stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. On January 31, 2008, Consenting Stockholders holding an aggregate of 17,880,000 shares of Common Stock, representing approximately 55.46% of the total shares of Common Stock entitled to vote on the matter set forth herein, consented in writing without a meeting to the matter described herein. As a result, no further votes will be needed to approve the matter set forth herein. Following the Share Exchange consummated between the Company and iDcentrix, Inc., as described in greater detail below, on January 31, 2008, the Company had outstanding 32,242,000 total shares of Common Stock. The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein.

The Board and the Consenting Stockholders have consented to effecting an amendment to the Company’s Articles of Incorporation. The Articles of Incorporation of the Company shall be amended to change the name of the Company from “Sterling Gold Corp.” to “iDcentrix, Inc.”. The officers of the Company are authorized, each individually, to make such filings with the Secretary of State for the State of Nevada to effect the above amendment to the Articles of Incorporation.

VOTING SECURITIES

Following the Share Exchange with iDcentrix, Inc., as described below, on January 31, 2008, there were 32,242,000 shares of our common stock outstanding. Each outstanding share of common stock is entitled to one vote per share.

REASONS FOR NAME CHANGE

On January 16, 2008, the Company entered into a Share Exchange Agreement (“Agreement”) with iDcentrix, Inc., a Delaware corporation (“iDcentrix”), pursuant to which the Company agreed to exchange all of the issued and outstanding common shares of iDcentrix held by shareholders of iDcentrix for an equal number of common shares of the Company (“Share Exchange”). Upon completion of the Share Exchange, iDcentrix became a wholly-owned subsidiary of the Company, and the Company’s Board of Directors has determined that the business plan of the Company moving forward will be that of iDcentrix. Accordingly, the Board of Directors recommended that the Articles of Incorporation of the Company be amended to change the name of the Company from “Sterling Gold Corp.” to “iDcentrix, Inc.” Pursuant to powers of attorney provided by the holders of the common shares of iDcentrix that were exchanged for common shares of the Company, Francine Dubois, acting as Attorney-in-Fact for such holders, representing 17,880,000 common shares of the Company, executed a shareholder consent resolution approving the name change of the Company and authorizing its officers to effect the name change by making such filings with the Secretary of State of the State of Nevada as necessary to amend the Articles of Incorporation for the Company.

BOARD OF DIRECTORS’ RECOMMENDATION

On January 31, 2008, the Board approved a resolution to effect a name change of the Company from “Sterling Gold Corp.” to “iDcentrix, Inc.” and submit such proposal to the shareholders for approval. The Board recommended that shareholders approve the proposed name change. On January 31, 2008, 55.46% of the total shares of Common Stock entitled to vote on the matter set forth herein, consented in writing without a meeting to the matter described herein.

The information contained in this Information Statement constitutes the only notice we will be providing shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of the Company’s common stock as of January 31, 2008, following the Share Exchange with iDcentrix, Inc., and includes restricted common shares under the 2007 Equity Participation Plan of iDcentrix, assumed by the Company pursuant to the Share Exchange and common shares acquirable upon exercise of outstanding warrants and options, exercisable within 60 days of January 31, 2008:

•	each person who is known by the Company to beneficially own more than 5% of its issued and outstanding shares of common stock;

•	the Company’s named executive officers;

•	the Company’s directors; and

•	all of the Company’s executive officers and directors as a group.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
Common Stock	Fortress Paper Ltd. 2nd Floor, 157 Chadwick Court, North Vancouver, British Columbia	10,000,000(1)	31.02%
Common Stock	Francine Dubois, Chief Executive Officer	1,250,000(2)	3.88%
Common Stock	Michael Harris, Director	150,000(3)	**
Common Stock	Paul Gifford, Director	150,000(3)	**
Common Stock	Bruce Morris	120,000(4)	**

Common Stock	All executive officers and directors as a group	1,670,000	5.18%

(1) 4,875,000 of these common shares have been placed in escrow as of January 31, 2008 and 812,500 common shares shall be released from escrow on each of the dates which are 6, 12, 18, 24 and 30 months after January 31, 2008, with the remaining shares to be released on the 36-month anniversary of January 31, 2008.

(2) Includes 500,000 restricted shares of common stock granted November 6, 2007, which vest upon the occurrence of certain performance milestones for the Company and 250,000 options to acquire common shares exercisable at $0.30 per share.

(3) Includes 150,000 restricted shares of common stock, 30,000 of which vested on January 31, 2008 and 120,000 of which vest over a two-year period from the date of grant, November 6, 2007.

(4) Includes 120,000 restricted shares of common stock, vesting over a two-year period from the date of grant, November 6, 2007.

CHANGE IN CONTROL

On January 16, 2008, the Company entered into a Share Exchange Agreement (“Agreement”) with iDcentrix, Inc., a Delaware corporation (“iDcentrix”), pursuant to which the Company agreed to exchange all of the issued and outstanding common shares of iDcentrix held by shareholders of iDcentrix for an equal number of common shares of the Company (“Share Exchange”), representing an exchange ratio of 1:1. Upon completion of the Share Exchange, iDcentrix became a wholly-owned subsidiary of the Company.

Upon consummation of the Share Exchange, on January 31, 2008, the Company issued 18,762,000 shares of its common stock to shareholders of iDcentrix. After the Share Exchange, the holders of iDcentrix shares that were exchanged for shares of the Company hold 58.19% of the Company. This includes Fortress Paper Ltd., which currently holds 31.02% of the Company. Further, under the terms of the Agreement, the Company’s Board of Directors agreed to appoint the four (4) directors of iDcentrix to the Board of Directors of the Company and the Company’s sole director before the Share Exchange, Linda S. Smith, resigned. As of January 31, 2008, the Company’s new Board of Directors consists of Francine Dubois, Michael Harris, Paul Gifford and Bruce Morris. Additionally, the Board of Directors of the Company accepted the resignation of Linda S. Smith as president, principal executive officer, principal accounting officer, principal financial officer, secretary and treasurer and appointed Francine Dubois to the office of Chief Executive Officer and Chief Financial Officer.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the Company’s directors and executive officers has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon which is not shared by all other holders of the Company’s common stock and other voting securities.

All members of the Board approved the proposals discussed above in a consent resolution of the Board of Directors signed and effective January 31, 2008.

No security holder entitled to vote at a shareholder’s meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board.

COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission (the “Commission”). The Company’s filings are available through the Commission’s website at the following address: http://www.sec.gov.

By Order of the Board of Directors,

Francine Dubois

Chief Executive Officer

El Segundo, California

February 19, 2008